Exhibit 5.1

[Letterhead of Debevoise & Plimpton LLP]

August 9, 2016

MBIA Inc.

1 Manhattanville Road, Suite 301

Purchase, New York 10577

MBIA Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to MBIA Inc., a Connecticut corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the public offering by the Company of (i) senior debt securities representing unsecured obligations of the Company (the “Senior Debt Securities”) to be issued pursuant to the Senior Indenture (the “Senior Indenture”), to be entered into between the Company and The Bank of New York Mellon (the “Senior Trustee”), and subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to the Subordinated Indenture (the “Subordinated Indenture”, and, together with the Senior Indenture, the “Indentures”), to be entered into between the Company and The Bank of New York Mellon (the “Subordinated Trustee”), (ii) shares of preferred stock of the Company, par value $1.00 per share (the “Preferred Stock”), (iii) shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), (iv) such indeterminate number of shares of Common Stock as may be issuable in exchange for or upon conversion of any Debt Securities or Preferred Stock that provide for conversion or exchange into Common Stock, (v) depositary shares representing fractional interests in Debt Securities or Preferred Stock (the “Depositary Shares”) to be deposited with one or more depositaries as shall have been duly appointed by the Company (the “Depositaries”) in accordance with one or more deposit agreements (the “Deposit Agreements”) to be entered into between the Company and the applicable Depositary, (vi) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”) pursuant to one or more warrant agreements (the “Warrant Agreements”), (vii) stock purchase contracts representing rights to purchase

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Preferred Stock, Common Stock or other property (the “Stock Purchase Contracts”) and (viii) stock purchase units, representing ownership of Stock Purchase Contracts and debt securities or debt obligations of third parties, including U.S. Treasury Securities (the “Stock Purchase Units” and, collectively with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Stock Purchase Contracts, the “Securities”).

In rendering the opinions expressed below, (a) we have examined and relied on the originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company and its subsidiaries and such other instruments and certificates of public officials, officers and representatives of the Company and its subsidiaries and others as we have deemed necessary or appropriate for the purposes of such opinions, (b) we have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements made in the certificates of public officials, officers and representatives of the Company and its subsidiaries and others delivered to us and (c) we have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions. In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, and (v) the power and authority of each of the Senior Trustee and the Subordinated Trustee to enter into and perform its obligations under the Senior Indenture and the Subordinated Indenture, respectively.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations hereinafter set forth, we are of the opinion that:

1.	When (i)(a) the Senior Indenture and the terms of the Senior Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of the Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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2.	When (i)(a) the Subordinated Indenture and the terms of the Subordinated Debt Securities and their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors and (b) the terms of the Subordinated Debt Securities have been established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3.

When (i) the terms, and the execution and delivery, of the Deposit Agreement or Agreements relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Deposit Agreement or Agreements relating to the Depositary Shares and the depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) have been duly authorized, executed and delivered by the Company and the applicable Depositary, (iii) the terms of the Depositary Shares and the Depositary Receipts have been established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, (iv)(a) the Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, or (b) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable and, in the case of either (a) or (b), have been deposited with the applicable Depositary under the applicable Deposit Agreement, and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the Deposit Agreement and any underwriting agreement relating to such issuance, against

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payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Deposit Agreement.

4.	When (i) the terms, and the execution and delivery, of the Warrants and any Warrant Agreement or Agreements relating to the Warrants and the terms of the issuance and sale of the Warrants and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Warrant Agreement or Agreements relating to the Warrants have been duly executed and delivered by the Company and such warrant agent as shall have been duly appointed by the Company, (iii) the terms of the Warrants have been established in accordance with the applicable Warrant Agreement and so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iv) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	When (i) the terms, and the execution and delivery, of the Stock Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Stock Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Stock Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Stock Purchase Contracts have been duly executed, authenticated, if required, issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Stock Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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6.	When (i) the terms of the Stock Purchase Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Stock Purchase Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Stock Purchase Contracts that form a part of the Stock Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 5 above, (iv)(a) the Debt Securities (or undivided beneficial interests therein) that form a part of the Stock Purchase Units or that have been deposited under the Deposit Agreement referred to below have been duly authorized, executed, authenticated, issued and delivered, (b) the Preferred Stock that form a part of the Stock Purchase Units have been duly authorized, executed, authenticated, issued and delivered, (c)(1) the Deposit Agreement or Agreements relating to the Depositary Shares that form a part of the Stock Purchase Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated, if required, and delivered as contemplated by paragraph 3 above and (2) either (A) the Debt Securities relating to the Depositary Shares that form a part of the Stock Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1 or 2 above, as the case may be, or (B) the debt obligations, including U.S. Treasury Securities, of third parties that form a part of the Stock Purchase Units have been duly authorized, issued and delivered in accordance with their terms, and (v) the certificates representing the Stock Purchase Units have been duly executed, authenticated, if required, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Stock Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Stock Purchase Units will be duly authorized and validly issued.

The opinions set forth above are subject to the following additional qualifications:

(a) Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) concepts of good faith, reasonableness and fair dealing, and standards of materiality, and (iv) limitations on the validity or enforceability of indemnification, contribution or exculpation under applicable law (including court decisions) or public policy. Without limiting the foregoing, we express no opinion as to

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the validity, binding effect or enforceability of any provision of the Senior Indenture, the Subordinated Indenture or the Securities that purports to waive, release or vary any defense, right or privilege of, or any duties owing to, any party to the extent that such waiver, release or variation may be limited by applicable law, constitute a waiver of inconvenient forum or improper venue, relate to the subject matter jurisdiction of a court to adjudicate any controversy, grant a right to collect any amount that a court determines to constitute unearned interest, post-judgment interest or a penalty or forfeiture, maintain or impose any obligation to pay any amount in U.S. dollars, where a final judgment concerning such obligation is rendered in another currency, provide for liquidated damages or otherwise specify or limit damages, liabilities or remedies. In addition, the enforceability of any provision in the Senior Indenture, the Subordinated Indenture or the Securities to the effect that (x) the terms thereof may not be waived or modified except in writing, (y) the express terms thereof supersede any inconsistent course of dealing, performance or usage or (z) certain determinations made by one party shall have conclusive effect, may be limited under certain circumstances.

(b) We express no opinion concerning whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

(c) We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the Federal laws of the United States of America, as currently in effect, in each case that in our experience are normally applicable to transactions of the type contemplated by the Registration Statement, the Senior Indenture and the Subordinated Indenture without regard to the particular nature of the business conducted by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

The opinions expressed herein are solely for your benefit and, without our prior written consent, neither our opinions nor this opinion letter may be disclosed to or relied upon by any other person. This opinion letter is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. The opinions expressed herein are rendered only as of the date hereof, and we assume no responsibility to advise you of facts, circumstances, changes in law, or other events or developments that hereafter may occur or be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Debevoise & Plimpton LLP